Exhibit 99.3

Script used for Avid’s presentation on its acquisition of Orad Hi-Tech Systems Ltd. (“Presentation”) posted on Avid Technology, Inc.’s website April 12, 2015 and filed with the SEC as Exhibit 99.2 to the Form 8-K on April 13, 2015.
This script should only be reviewed together with the Presentation

Cover Slide
Hi, I’m John Frederick, Executive Vice President, and Chief Administrative and Financial Officer of Avid. On April 12th, 2015, we announced the acquisition of Orad Hi-Tec Systems Ltd. In this presentation I wanted to tell you a bit more about that announcement. But, before we get into the presentation, let me first remind you of some cautionary points.
Slide # 1
The information provided in this presentation includes forward-looking statements that involve risks and uncertainties, including statements about the expected timing and completion of the proposed transaction and financing; the anticipated benefits of the proposed transaction, including estimated synergies; the effects of the proposed transaction, including effects on future financial and operating results; the terms of the committed financing and the extension or refinancing of the existing working capital loan; as well as other statements that are not historical facts. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the Orad’s shareholders may not approve the merger agreement; the risk that financing for the proposed transaction may not be obtained on the anticipated terms or at all; the risk that we may not be able to refinance or extend our existing working capital loan on favorable terms or at all; risks related to disruption for management time from ongoing business operations due to the proposed transaction; the risk that Avid may fail to realize the benefits expected from the proposed transaction; the risk that the integration of Orad into Avid may not progress as anticipated; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Avid’s common stock; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Avid and Orad to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers; and on their operating results and businesses generally.   The risks included above are not exhaustive. Other factors that could adversely affect Avid’s business and prospects are described in the filings made by Avid with the SEC. Avid expressly disclaims any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Slide # 2
In past presentations and earnings calls, you’ve heard us talk about the three pillars of our overall strategy. Those pillars include Avid Everywhere, our vision for the media industry; the Avid Advantage, our enhanced service offering which will convert our services to a more strategic way to help our customers which in turn deepens our relationship with our customers; and the Avid Customer Association, our way of harnessing the substantial energies of our customers to help guide our investments so they are most highly directed to the industry’s most significant pain points.
Slide # 3
That first pillar, Avid Everywhere, anchored by the Media Central Platform, allows us to include all that is common to the media workflow on a common platform. This platform approach is designed to improve efficiency which would result in lower development costs to us and a reduction in interoperability costs to our customers.
In addition to the Media Central platform, which is an anchor product in its own right, the application suites house other anchor products around which our customers tend to build their work flows. As a reminder, an anchor is a product that is typically the first product chosen by our customers, who may then buy other products around it, forming a basis for our cross-selling thesis.
The products are bundled, packaged, priced and deployed in a flexible way that can be optimized for our customers, which allows us to reach the broadest audience possible, across customer tiers from the largest multinational broadcaster to the indie pro creating music in his basement.
Today, we believe our platform and related product suites cover the broadest swath of the media value chain. That said, to continue to expand the workflow, and therefore our relevance to our customers, we have provided a connectivity toolkit to both partners as well as competitors so they can participate in the platform and expand the reach of our ecosystem. In addition to the connectivity toolkit, M&A provides another way to expand the ecosystem. The latter is what I want to talk about today.
Slide # 4
We evaluate potential M&A candidates in the context of a set of consistent strategic filters to determine if they hit the bid for consideration. More specifically, we use three filters. First, we look at the potential for an acquisition to achieve above market cost synergies by consolidating common elements onto our platform and/or accelerating the target’s growth by cross-selling their products as an application on our platform. Next, we evaluate if the target provides a new way to cross-sell our products to their customers. And finally, we assess whether the target can contribute a new anchor product from which we can cross-sell our products.
Slide # 5
So, with our M&A filters as a backdrop, let me tell you a little about Orad.
Orad is headquartered just outside of Tel Aviv, traded on the Frankfurt exchange and is a key player in the media workflow, providing 3D broadcast graphics, video server, sports enhancement and media asset management solutions. Additional product information can be found in the appendix to this presentation.

In the context of their 2014 operating results, the company had approximately $41 million of revenue, $5.3 million of EBITDA and generated approximately $4.5 million of free cash flow. We estimate that the Company can generate around $10 million of pro forma adjusted EBITDA after giving effect to cost synergies identified in our diligence process. As a consequence, we believe the acquisition will be immediately accretive on both an earnings and free cash flow basis. Additionally we see opportunities for revenue synergies as we turn on those cross sale growth engines and leverage our global distribution model.
We have agreed to pay the shareholders of Orad €5.67 per share, which, at today’s exchange rate totals approximately $60 million dollars, net of estimated cash acquired. This means that based on Orad’s 2014 results, we’d pay approximately 6X EBITDA, net of estimated cost synergies. We expect to close the transaction in about 10 weeks, subject, of course, to requisite regulatory approvals and securing a minimum Orad shareholder vote of greater than 75%.
We expect to fund the purchase with a $100 million Term B credit facility which we have a commitment for. We expect to use any debt we raise in excess of the purchase price plus fees and expenses to increase cash on hand, providing additional liquidity. We will talk about sources and uses of cash shortly. But before we get into that, let’s talk a little more about Orad and what we anticipate our combined solution will mean to the industry.
Slide # 6
As you can see, Orad will add additional graphics, virtual studio and sports enhancement solutions that we would sell as applications on the platform. Their products would also allow us to move more forcefully into sports, live production and corporate. As a reminder, these are higher growth areas that we see as key areas to our transformational strategy. Overall, we believe that the addition of Orad’s products will further differentiate the platform, offering arguably the most complete solutions in the industry making the Avid Everywhere value to our customers more obvious.
Further, as you can reasonably infer from this chart, we expect some interesting and attractive opportunities for cross selling Orad’s products into our large customer base through a pretty massive global distribution capability - that is to say, through a direct sales force and a reseller network that covers over 140 countries.
Slide # 7
Adding to the cross-selling opportunity, we believe Orad is growing but underweighted, in North America. When you overlay Orad’s geographic footprint onto our own, we believe that we will be able to meaningfully extend their product reach into North America given our customer base, sales force and reseller network. While revenue synergies are not factored into our financial analysis to reach a net purchase multiple of 6 times EBITDA, we certainly considered them as part of our strategic rationale. We expect to include any revenue synergies in our updated 2015 guidance that we intend to provide following closing of the transaction.

Slide # 8
As I mentioned earlier, we are planning to finance the transaction through a new $100 million senior subordinated credit facility which we are also calling the Term B credit facility, which subject to certain conditions, we have a firm commitment for under the indicative terms noted on the right hand side of the page. As you can see in sources and uses at the top of the page, we expect that the financing will pay for the acquisition and will add a meaningful amount of cash to the balance sheet, providing additional liquidity. Prior to closing the Term B facility, we expect to amend and extend our existing Wells Fargo asset based revolver or enter into a similar facility with a different lender.
Slide #9
Thanks very much for viewing this presentation. We hope it was helpful. For more detail on the terms of the acquisition and the financing, please review the current report on Form 8-K that we file with the SEC on April 13.